ARTICLES OF INCORPORATION
                            -------------------------

                                       OF
                                       --

            AVERY, ARMSTRONG AND ASSOCIATES, ARCHITECTS AND ENGINEERS
              -----------------------------------------------------


     KNOW ALL MEN BY THESE PRESENTS:

     That the undersigned, for the purpose of association to establish a corporation for the transaction of business and the promotion and conduct of the objects and purposes hereinafter stated, under the provisions of and subject to the requirements of the laws of the State of Nevada, do make, record and file these Articles of Incorporation, in writing, and we do hereby certify:

                                       I
     That the name of the corporation shall be:

                        AVERY, ARMSTRONG AND ASSOCIATES,
                           ARCHITECTS AND ENGINEERS.

     II That the principal office and place of business of the corporation shall be at 600 East Charlestown Boulevard, Las Vegas, Nevada, 89104; and that the resident agent in charge thereof shall be: HILBRECHT, JONES, SCHRECK & BERNHARD, CHARTERED.

                                      III
     That this corporation may engage in any lawful activity.

                                       IV
     That this corporation is authorized to issue 2,500 shares of common stock of no par value with preemptive rights.

                                       V
     Any and all shares issued by the corporation, the fixed consideration for which has been paid stock and not liable for any further call or assessment thereon, and the holders of such stock shall not be liable for any further assessments, nor shall the private property of the shareholders, officers, or directors be subject to the payment of corporate debts or obligations to any extent whatsoever.

                                       VI
     The members of the governing board shall be styled Directors. The Board of Directors shall consist of not less than one nor more than five members. At all elections of directors of the corporation, each holder of stock possessing voting power shall be entitled to as many votes as shall equal the number of his shares of stock multiplied by the number of directors to be elected, and that he may cast all of such votes for a single director or may distribute them among the number to be voted for or any two or more of them, as he may see fit. The name and address of the first Board of Directors which shall consist of three members, and of each of the incorporators signing these Articles are as follows:

                            FIRST BOARD OF DIRECTORS
                            ------------------------
                               AND INCORPORATORS
                               -----------------

HELENE FAIRCHILD    600 E.Charleston Blvd., Las Vegas, Nev. 89104
PHRONSIE MARKIN     600 E.Charleston Blvd., Las Vegas, Nev. 89104
DEBRA HOUGHTLING    600 E.Charleston Blvd., Las Vegas, Nev. 89104

                                      VII
     This Corporation shall have perpetual existence.

                                      VIII
     These articles may be amended by the directors and the stockholders in the manner provided by law. IN WITNESS WHEREOF, the undersigned directors and incorporators have executed these Articles of Incorporation this 6th day of October 1980.

                              /s/ Helene Fairchild
                              --------------------
                              HELENE FAIRCHILD

                              /s/ Phronsie Markin
                              --------------------
                              PHRONSIE MARKIN

                              /s/ Debra Houghtling
                              --------------------
                              DEBRA HOUGHTLING

STATE  OF  NEVADA )
COUNTY  OF  CLARK )

     On this 6th day of October, 1980, before me, a Notary Public in and for said county and state, personally appeared HELENE FAIRCHILD, PHRONSIE MARKIN, and DEBRA HOUTLING, known to me to be the persons described in and who executed the foregoing ARTICLES OF INCORPORATION, who acknowledged to me that they executed the same freely and voluntarily and for the uses and purposes therein mentioned. IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal.

                              /s/ Lidia Sanchez
                              --------------------
                              NOTARY PUBLIC



    CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF OLD NIGHT, INC.

     We the undersigned, Jon Heidelberger, President and Lorretta Heidelberger, Secretary of Old Night, Inc., do hereby certify: That the Board of Directors of said corporation at a meeting duly convened, held on the 2oth day of August, 1998 adopted a resolution to amend the original articles as follows:

ARTICLE I which presently reads as follows:

     That the name of the corporation shall be:

                         AVERY, ARMSTRONG AND ASSOCIATES
                            ARCHITECTS AND ENGINEERS

Is hereby amended to read as follows:

     That the name of the corporation shall be:

                                OLD NIGHT, INC.

ARTICLE IV which presently reads as follows:

                                  ARTICLE FOUR
                                     STOCK
                                     ----

     The total authorized capital stock of this corporation shall consist of Two Thousand Five Hundred (2,500) shares of common stock of no par value or with preemptive rights. All of the voting power of the capital stock of this corporation shall be subject to assessment.

Is hereby amended to read as follows:

                                  ARTICLE FOUR
                            AUTHORIZED CAPITAL STOCK
                            ------------------------

     The total authorized capital stock of the Corporation is 1000,000,000 shares of Common Stock, with a par value of $0.001 (1 mil). All stock when issued shall be deemed fully paid and non-assessable. No cumulative voting, on any matter to which Stockholders shall be entitled to vote, shall be allowed for any purpose.

     The authorized stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall, from time to time, determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this Corporation.

                                  ARTICLE SIX
                                   Directors
                                   ---------

     Members of the governing board shall be styled Directors. The Board of Directors shall consist of not less than one nor more than five members. At all elections of directors of the corporation each holder of stock possessing voting power shall be entitled to as many votes as shall be equal the number of shares of stock multiplied by the number of directors to be elected, and that he may cast all of such votes for a single director or may distribute them among the number to be voted for any two or more of them, as he may see fit. the name and address of the first Board of Directors which shall consist of three members, and of each of the corporators signing these Articles are as follows:

                  Article VI which presently reads as follows:

                    NAME                ADDRESS

                    Helen Fairchild     600 E. Charleston Blvd
                                        Las Vegas, Nevada 89104

                    Phronsie Markin     600 E. Charleston Blvd
                                        Las Vegas, Nevada 89104

                    Debra Houghtling    600 E. Charleston Blvd
                                        Las Vegas, Nevada 89104

Is hereby amended to read as follows:

                                  ARTICLE SIX
                                   DIRECTORS
                                   ---------

     The Directors are hereby granted the authority to do any act on behalf of the Corporation as may be allowed by law. Any action taken in good faith, shall be deemed appropriate and in each instances where the Articles of Incorporation so authorize, such action by the Directors shall be deemed to exist in these Articles and the authority granted by said Act shall be imputed hereto without the same specifically having been enumerated herein.

     The Board of Directors may consist of from one (1) to nine (9) directors, as determined, from time to time, by the then existing Board of Directors.

                 THE FOLLOWING NEW ARTICLES ARE HEREBY ADOPTED
                 ---------------------------------------------
                                  ARTICLE NINE
                                COMMON DIRECTORS

     As provided by Nevada Revised Statute 78.140, without repeating the section in full here, the same is adopted and no contact or other transaction between this Corporation and any of its officers, agents or directors shall be deemed void or voidable solely for that reason. The balance of the provisions of the code section cited, as it now exists, allowing such transactions, is hereby incorporated to provide the greatest latitude in its application.


                                  ARTICLE TEN
                      LIABILITY OF DIRECTORS AND OFFICERS

     No Director, Officer or Agent, to include counsel, shall be personally liable to the Corporation or its Stockholders for monetary damage or any breach or alleged breach of fiduciary or professional duty by such person acting in such capacity. It shall be presumed that in accepting the position as an Officer, Director, Agent or Counsel, said individual relied upon and acted in reliance upon the terms and protections provided for by this Article.

     Notwithstanding the foregoing sentences, a person specifically covered by this Article shall be liable to the extent provided by applicable law, for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or for the payment of dividends in violation of NRS 78.300.

                                 ARTICLE ELEVEN
          ELECTION REGARDING NRS 78.378 - 78.3793 and 78.411 - 78.444

     This  Corporation  shall NOT be governed by nor shall the provisions of NRS
78.378  through and  including  78.3793 and NRS  78.4111  through and  including
78.444 in any way whatsoever affect the management, operation or be applied to the Corporation. This Article may only be amended by a majority vote of not less than 90% of the then issued and outstanding shares of the COrporation. A quorum of outstanding shares for voting on an Amendment to this article shall not be met unless 95% or more of the issued and outstanding shares are present at a properly called and noticed meeting of the Stockholders. The super-majority set forth in this Article only applies to any attempted amendment to this Article.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 496,400: that the said change
(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                             /s/ Jon Heidelberger
                                             --------------------
                                             JON HEIDELBERGER
                                             PRESIDENT

                                             /s/ Lorretta Heidelberger
                                             ------------------------
                                             LORRETTA HEIDELBERGER
                                             SECRETARY / TREASURER

STATE OF UTAH
COUNTY OF SALT LAKE

     Jon and Lorretta Heidelberger personally appeared before me, a Notary Public, and acknowledged that they executed the above instrument.

                                             /s/ Jackie Long
                                             -------------------------
                                             NOTARY PUBLIC